UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 14, 2006

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 14, 2006, QuickLogic Corporation (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market, stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended July 2, 2006.  The Company issued a press release on August 16, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Nasdaq Staff Determination notice indicated that the Company’s common stock will be delisted from The Nasdaq Global Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel. Accordingly, the Company will request a hearing before a hearing panel to review the Nasdaq Staff Determination notice. A timely request for a hearing will stay the delisting pending the hearing and a decision by the hearing panel, and the Company’s shares will remain listed on The Nasdaq Global Market.  There can be no assurance that the hearing panel will grant the Company’s request for continued listing.

On July 26, 2006, the Company announced that the Audit Committee of its Board of Directors had asked the Company to initiate a review of its stock option practices and the related accounting and that, due to the internal review, it may not be able to file its Form 10-Q for the second quarter of 2006 by the due date. At that time, the Company also contacted the Securities and Exchange Commission (the “SEC”) to inform the SEC about its pending announcement of the internal review. In response, the SEC sent the Company an informal inquiry on August 1, 2006 requesting certain documents and information relating to the Company’s policies, practices, procedures and public disclosures regarding its stock option grants and related accounting. The Company intends to cooperate fully with the SEC. As the review is underway, the impact to the Company’s historical financial statements, if any, is not yet known. The Company intends to file its Form 10-Q as soon as practicable after completion of the internal review.

Section 9   Financial Statements and Exhibits

Item 9.01(d)  Exhibits

99.1         Press release of QuickLogic Corporation dated August 16, 2006.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements made by the Company relating its plans to request a hearing before a Nasdaq Listing Qualifications Panel as well as its review of its historical stock option grants. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to the outcome of the review of our historical stock option grants and related accounting; the impact of any actions that may be taken or required as a result of such review, including potential accounting adjustments for historical stock option expenses; the effect of our failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of our common stock from The Nasdaq Global Market; the outcome of the SEC informal inquiry; the risks that may be associated with potential claims or proceedings relating to such matters, including shareholder litigation and formal action by the SEC or other governmental agencies; and that, as a result of such failure to file reports with the SEC, the Company may be subject to claims that it is in default under or in breach of existing contractual obligations.

Additional risks are described in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.  The forward-looking statements in this Form 8-K speak only as of the date they are made, and the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	QuickLogic Corporation

/s/ Carl M. Mills
Carl M. Mills
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of QuickLogic Corporation dated August 16, 2006.